UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Exchange Act of 1934
(Amendment No.   )

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☐    Soliciting Material Pursuant to §240.14a -12

EMAGEON INC.
(Name of the Registrant as Specified In Its Charter)

OLIVER PRESS PARTNERS, LLC
OLIVER PRESS INVESTORS, LLC
AUGUSTUS K. OLIVER
CLIFFORD PRESS
DAVENPORT PARTNERS, L.P.
JE PARTNERS, L.P.
OLIVER PRESS MASTER FUND, L.P.
BENNER A. ULRICH
(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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OPP Presentation to Risk Metrics/ISS
Emageon, Inc

11 June, 2008

Oliver Press Partners, LLC

Oliver Press Partners, LLC is an investment management firm based in New York City. OPP serves as investment manager for several investment partnerships, including Davenport Partners, L.P., Oliver Press
Master Fund, L.P., and JE Partners, L.P. Under the direction of OPP principals Augustus K. Oliver and
Clifford Press, the partnerships invest in companies that the principals believe are undervalued and that have available strategic options to enhance value for shareholders. Between them, Messrs. Oliver and Press have almost 60 years of experience in investment management and the financial and legal aspects of merger and acquisition transactions.

Reasons for this Solicitation

Background of this Solicitation

The partnerships under OPP’s management initially purchased approximately 12% of the outstanding shares of
Emageon in the summer of 2007 because OPP believed them to be undervalued and that Emageon was at an inflection point as an independent public company.

In August 2007 we commenced discussions with Emageon’s management and directors about the desirability of restoring an ownership perspective to the Board.  This appeared to coincide with the Board’s own judgment that the Company needed to explore its strategic alternatives in order to unlock the value in the business.

The Company’s initial response was to start a review process of shareholder representation that we were led to believe would result in an invitation to us and possibly one or more other large shareholders to join the Board.

In November 2007 the Company announced third quarter results and sales guidelines that were not well received.
Immediately following this announcement, the market capitalization of the Company was cut in half bringing the share price decline for the year to 74%. Subsequent to this price decline, OPP increased its position to 16.6%.

Despite numerous attempts by us to negotiate meaningful shareholder representation to the Board, the Company has renominated all incumbents for the 2011 class at the 2008 Annual Meeting. In the absence of any representation by us or any other significant shareholder, we commenced this solicitation for our nominees.

$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Jun-06
Nov-06
Apr-07
Sep-07
Feb-08

OPP | OLIVER PRESS PARTNERS, LLC

Dramatic Decline in Share Price and Valuation

EMAG shares have declined 72% in the LTM from $8.53 to $2.40

In the prior calendar year, EMAG shares declined 40% from $13.84 to $8.26

EMAG shares are currently trading at an extreme discount valuation when compared to enterprise software trading levels (see Appendix 1)

As a multiple of maintenance revenue, the stock is trading at 0.4 times, a substantial drop from a multiple of 3.1 times one year ago

Board Share Ownership – Actions Speak Louder Than Words

The current board owns less than 1.0% of the common stock

At the time of the IPO in February 2005, Emageon had a Board that collectively owned 22% of the outstanding shares. The largest holder on the Board, Chris
Horgan was the beneficial owner of 3,079,160 shares. He distributed this entire position during 2005 and left the Board in 2007

The continuing directors, who collectively owned more than 6.0% of the outstanding shares at the IPO, have divested the overwhelming majority of their position as demonstrated on the following slides

Unsuccessful Sales Process

“In April 2007 our Board of Directors began a comprehensive investigation to explore the possibility of a strategic transaction. The
Board appointed a Strategic Committee to lead the investigation. The committee consisted of Hugh H. Williamson, III, Fred C. Goad,
Jr. and Roddy J.H. Clark, with Mr. Williamson serving as the committee’s chairman. The committee engaged SunTrust Robinson
Humphrey as its financial advisor, and Bass, Berry & Sims PLC as its legal counsel. In conducting its investigation, the committee considered all alternatives, including a sale of the company, a merger of equals, smaller acquisitions, recapitalizations and share repurchases. The investigation concluded in April 2008. The Committee did not identify a viable prospect for a strategic transaction at this time, and recommended to the Board of Directors that the Company continue as an independent company and focus on improving its core products and services.”

Source: EMAG Form 10K/A filed 04/29/08

<HELP> for explanation.
dgp EquityGPTR
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INSIDER TRANS
EMAG US
EMAGEON INC
CUSIP 29076V10
Page 1/ 3
Ran 09/01/06 - 02/28/07
Insider 7 WILLIAMSON III HUGH H
Transaction Type A All Transaction Types Green Arrow = Net Buy Red Arrow = Net Sell
17.00
16.00
15.00
14.00
13.00
12.00
11.00
2006 Sep
2006 Oct
2006 Nov
2006 Dec
2007 Jan
2007 Feb
Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 9204 1210 Hong Kong 852 2977 6000
Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2008 Bloomberg Finance L.P.
H333-525-0 10-Jun-2008 15:18:27

OPP | OLIVER PRESS PARTNERS, LLC

Insider Sales – Hugh Williamson
(Lead Director and Special Committee member)

Hugh Williamson sells 138,544 shares between September 06 and February 07

Hugh Williamson owned 192,805 shares at the IPO and owns 9,560 shares today, having reduced his ownership position by 95%

Source: Bloomberg

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INSIDER TRANS
EMAG US
EMAGEON INC
CUSIP 29076V10
Page 1/ 5
Ran 01/03/06 - 07/02/06
Insider 3 CLARK RODDY J H
Transaction Type A All Transaction Types Green Arrow = Net Buy
Red Arrow = Net Sell
2006 Jan
2006 Feb
2006 Mar
2006 Apr
2006 May
2006 Jun
Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 9204 1210 Hong Kong 852 2977 6000
Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2008 Bloomberg Finance L.P.
H333-525-0 10-Jun-2008 15:25:52

OPP | OLIVER PRESS PARTNERS, LLC

Insider Sales – Roddy Clark (Special Committee member)

Roddy Clark divested 245,347 shares between January 06 and June 06

Roddy Clark owned 595,421 shares at the IPO and owns 2,000 shares today, having reduced his ownership position by 99%

Source: Bloomberg

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INSIDER TRANS
EMAG US EMAGEON INC CUSIP 29076V10 Page 1/ 8
Ran 09/01/06 - 02/28/07 Insider 6 THOMPSON JOHN W
Transaction Type A All Transaction Types Green Arrow = Net Buy Red Arrow = Net Sell
Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 9204 1210 Hong Kong 852 2977 6000
Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2008 Bloomberg Finance L.P.
H333-525-0 10-Jun-2008 15:20:23

OPP | OLIVER PRESS PARTNERS, LLC

Insider Sales – John Thompson

John Thompson divested 273,700 shares between September 06 and February 07

John Thompson owned 290,090 shares at the IPO and owns 120,353 shares today

Source: Bloomberg

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INSIDER TRANS
EMAG US EMAGEON INC
CUSIP 29076V10 Page 1/ 2
Ran 09/01/06 - 02/28/07
Insider 4 JETT JR CHARLES A
Transaction Type A All Transaction Types Green Arrow = Net Buy Red Arrow = Net Sell
2006 Sep
2006 Oct
2006 Nov
2006 Dec
2007 Jan
2007 Feb
Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 9204 1210 Hong Kong 852 2977 6000
Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2008 Bloomberg Finance L.P.
H333-525-0 10-Jun-2008 15:21:09

OPP | OLIVER PRESS PARTNERS, LLC

Insider Sales – Charles Jett

Charles Jett divested 175,000 shares between September 06 and February 07

Charles Jett owned 108,948 shares at the IPO and owns 64,620 shares today

Source: Bloomberg

“Emageon 2.0”

We believe this is an opportunistic response, filed late in the proxy contest – no explanation provided to shareholders, lacks articulated targets and objectives

No information is disclosed to shareholders about proposed sources of financing, or dilutive effects on existing holders

The OPP Platform

OPP believes that Shareholders need urgent representation:

Loss of confidence in current Board by investors, as evidenced by the discounted valuation

The failure by the current management and Board to articulate any vision for the Company’s future suggests they are either unwilling or unable to address the strategic issues that now demand resolution.

Continued ‘pay for failure’ – after he presided over an 84% decline in market value in the preceding year, the Board granted Charles Jett 100,000 options (and 25,000 RSU’s) in
February 2008

After a full year of discussing shareholder representation with us, the current Board has re-
nominated all incumbents

Although they will only occupy a minority of the Board, if elected, the OPP nominees possess the ownership interest and motivation to single-mindedly pursue the best outcome for the Company, its customers and employees above any other agenda

OPP Benefits to shareholders

Immediate benefits to shareholders by restoring direct shareholder representation and credibility

Demonstrated record of Board participation and an established history for negotiating shareholder Board representations

CMVT – Comverse Technologies, Inc.

Gus Oliver is a director of this $3.8 billion market capitalization provider of telecommunications software and services.

OPP has 1,693,307 shares (1% position)

COHR – Coherent, Inc.

Clifford Press is a director of this $770 million market capitalization manufacturer of laser based photonic products.

OPP has 2,604,089 shares (11% position)

PNX – Phoenix Companies

Gus Oliver is a director of this $1.1 billion provider of life insurance annuities and investment products.

OPP has 5,688,206 shares (5% position)

In our view, direct shareholder representation on the Emageon Board will be a significant improvement:

OPP Nominees

Gus Oliver - Gus is a graduate of Yale University and American University Law School. He began his career as a lawyer with Skadden, Arps, Slate, Meagher & Flom, becoming a partner in 1983. In 1984, he became a partner of the investment firm
Gollust, Tierney and Oliver and its principal investment partnership, Coniston Partners, which engaged in the same investment strategy as Oliver Press. Since 1999, he has been a partner of WaterView Advisors, the investment manager for two companion private equity investment partnerships. Gus is currently a director of Scholastic Corp., Comverse Technology, Inc.
and The Phoenix Companies, Inc. He is also a director of Lincoln Center Theater

Clifford Press - Clifford has been a managing member of Oliver Press Partners, LLC, an investment advisory firm, since
March 2005. Prior to 1986 he was employed as an investment banker at Morgan Stanley & Co., Incorporated. From 1986 to
March 2003, Clifford was a General Partner of Hyde Park Holdings, Inc., a private equity investment firm ("HPH"). Clifford is currently a director of Coherent, Inc., and a director of GM Network Ltd., a private holding company. Clifford received his MA degree from Oxford University and an MBA degree from Harvard Business School.

Benner Ulrich - Benner has been a Principal and director of research of Oliver Press Partners, LLC, an investment advisory firm, since March 2007. He has over 7 years of analytical experience focused on various healthcare sectors. From
2000 to 2007, Benner worked at UBS Investment Bank in the healthcare group, most recently as a director covering medical technology companies. Benner is a graduate of Lehigh University.

Appendix 1

SOFTWARE

Bear, Stearns & Co. Inc. – U.S. Equity Research
May 30, 2008

Sector	Rating

Software Sector Consolidation Weekly Refresh (Week 22 - 2008):
What Price Is Right?

  SOFTWARE SECTOR CONSOLIDATION LIKELY TO CONTINUE. We believe that consolidation within the software industry will continue at an accelerated rate. The primary goal of this note is to identify likely financial (versus strategic) acquisitions in the software sector and their respective takeout values. We have focused on the value of maintenance revenue and organic, federal NOLs.

  THIS WEEKLY NOTE FOLLOWS A SERIES OF PREVIOUS NOTES ON SOFTWARE CONSOLIDATION (the first published March 22, 2005 and a full report dated August 2007) and provides investors with the latest updated values for maintenance revenue and enterprise values for 103 software companies.

  For financial acquisitions, we calculate implied logical take-out multiples at 3.5x-5.1x on an adjusted EV/Maintenance basis. The following companies fall within or below this range, have over $150M market cap, and have an average trading volume of greater than 200,000: VIGN, LAVA, OPTV, ENTU, INTV, ITWO, NOVL, CHRD, SNWL, CDNS, ACIW, MSCS, VTAL, MENT, ACTU, JDAS, IWOV, JKHY, SPRT, PFWD, TLEO, PMTC, ININ, LWSN, WIND, SNPS, RNOW, EPIC, SPSS, QSFT, CA, MSTR, and CPWR.

  CHANGES FROM LAST WEEK: ARBA was deleted because it appreciated above the 3.5-5.1x EV/Maintenance.

  WE CURRENTLY RATE THE SOFTWARE SECTOR MARKET WEIGHT. However, we believe that a consolidation play at the low end may be a logical long strategy at this time.

Software	Market Weight

Companies Covered
Company	Cl. Price	Rtg
ANSYS, Inc.	$47.30	O
Autodesk, Inc.	$41.16	O
BMC Software	$40.10	U
CA Inc.	$26.54	P
Citrix Systems Inc.	$34.23	P
McAfee, Inc.	$36.25	O
Microsoft Corp.	$28.32	P
Oracle Corporation	$22.84	O
Parametric Technology	$18.78	O
Corp.
Symantec Corp.	$21.73	P
Tibco Software, Inc.	$7.72	P
VMware Inc.	$68.67	O
O=Outperform; P=Peer Perform; U=Underperform
Securities in this report priced as of:
May 30, 2008 16:00ET

Equity Research Analyst(s)

John DiFucci
212-272-0171
jdifucci@bear.com
Andrew Matorin
212-272-5998
amatorin@bear.com
Nathan Zhou
212-272-9412
nzhou@bear.com

† All numbers are after stock-based compensation expense, normalized consistent with BSC option expense policy.
Bear Stearns does and seeks to do business with companies covered in its research reports. As a result investors should be aware that the firm may have a conflict of interest that could affect the objectivity of this report. Customers of Bear Stearns in the United States can receive independent, third-party research on the company or companies covered in this report, at no cost to them, where such research is available. Customers can access this independent research at www.bearstearns.com/independentresearch or can call (800) 517-2327 to request a copy of this research. Investors should consider this report as only a single factor in making their investment decision.

PLEASE REFER TO PAGE 8 OF THIS REPORT FOR IMPORTANT DISCLOSURES AND ANALYST CERTIFICATION
BEAR, STEARNS & CO. INC.   383 MADISON AVENUE NEW YORK, NY 10179   (212) 272-2000   WWW.BEARSTEARNS.COM

Exhibit 1. “Adjusted” Maintenance Valuation Matrix for Software Companies, Sorted According to EV/Adjusted Maintenance (LTM)

			Price	Software	Shares	Market	52 Wk.	Ent	NPV of "Organic"	Adjusted Ent	Revenue*		EV/Revenue	Mtn	EV/Mtn	Adj. EV/Mtn
Company	Symbol	Rating	05/30/08	Segment	Outstg	Cap	Avg. Vol.	Value	NOLs	Value	LTM+	2008E	LTM+	LTM+	LTM+	LTM+
ActivIdentity	ACTI	NR	$2.84	Security	45.8	130.0	0.103	13.3	16.2	(2.9)	59.1	64.7	0.2	20.7	0.6	(0.1)
Merge Technologies 2, 20	MRGE	NR	$0.69	Health Care	33.9	23.4	0.263	7.1	3.7	3.5	57.4	56.6	0.1	22.5	0.3	0.2
Emageon 2	EMAG	NR	$2.30	Health Care	21.5	49.3	0.219	31.1	7.7	23.4	96.5	83.5	0.3	53.0	0.6	0.4
Borland	BORL	NR	$1.41	App / Infra Dev	72.8	102.6	0.784	111.5	16.1	95.4	256.1	221.7	0.4	100.2	1.1	1.0
SoftBrands	SBN	NR	$1.12	Application	41.8	46.8	0.051	58.3	5.1	53.2	92.9	103.4	0.6	54.9	1.1	1.0
Kana Software 11	KANA	NR	$1.50	Application	41.2	61.8	0.105	59.1	9.7	49.4	66.0	72.1	0.9	45.9	1.3	1.1
Vignette	VIGN	NR	$12.95	Content Management	24.4	315.6	0.243	141.2	49.4	91.8	189.0	192.7	0.7	83.3	1.7	1.1
Tumbleweed Communications 2	TMWD	NR	$1.85	Messaging & Comm	51.2	94.6	0.136	66.1	14.8	51.3	57.7	61.5	1.1	32.7	2.0	1.6
QAD 19	QADI	NR	$7.66	Application	31.9	244.3	0.066	216.0	1.9	214.1	262.7	280.0	0.8	133.2	1.6	1.6
Magma Design Automation 6	LAVA	NR	$7.55	Engineering	42.3	319.1	0.542	315.3	26.4	288.9	198.9	219.8	1.6	174.6	1.8	1.7
SumTotal Systems 1,5	SUMT	NR	$4.65	Education & Training	32.5	151.0	0.146	109.2	NA	109.2	128.9	135.4	0.8	64.1	1.7	1.7
OpenTV 2	OPTV	NR	$1.47	Messaging & Comm	140.5	206.5	0.688	110.5	32.3	78.2	118.7	111.5	0.9	41.9	2.6	1.9
Retalix 5, 10	RTLX	NR	$15.20	Supply Chain	20.1	305.6	0.030	272.2	3.1	269.1	222.6	229.8	1.2	144.0	1.9	1.9
Entrust 17	ENTU	NR	$2.80	Security	61.2	171.3	0.364	148.3	26.8	121.5	100.9	108.1	1.5	64.0	2.3	1.9
IONA	IONA	NR	$3.62	Integration	36.6	132.6	0.118	77.6	12.1	65.5	78.5	78.1	1.0	32.9	2.4	2.0
Intervoice 5	INTV	NR	$6.46	Messaging & Comm	39.4	254.6	0.322	215.9	0.5	215.5	202.4	217.8	1.1	105.5	2.0	2.0
Bottomline Technologies 5	EPAY	NR	$9.95	Fin / Legal / Gov't	23.9	238.1	0.149	161.1	NA	161.1	127.6	140.0	1.3	78.7	2.0	2.0
Kintera	KNTA	NR	$1.08	Application	40.2	43.5	0.048	41.0	NA	41.0	43.1	43.1	1.0	19.6	2.1	2.1
Saba Software	SABA	NR	$3.82	Education & Training	29.4	112.2	0.096	98.5	17.6	81.0	105.2	113.3	0.9	34.6	2.8	2.3
Unica	UNCA	NR	$8.40	Application	20.4	171.4	0.092	130.3	0.0	130.3	111.4	128.1	1.2	54.9	2.4	2.4
i2 Technologies	ITWO	NR	$12.00	Supply Chain	26.4	317.3	0.247	270.3	49.7	220.6	257.3	254.4	1.1	88.5	3.1	2.5
Novell	NOVL	NR	$7.08	Operating Systems	354.3	2,508.4	4.505	1,514.9	23.9	1,491.0	948.3	968.3	1.6	552.4	2.7	2.7
Chordiant Software 2, 22	CHRD	NR	$6.42	Application	33.1	212.3	0.566	143.5	25.2	118.3	122.7	114.6	1.2	40.5	3.5	2.9
Sonicwall 5	SNWL	NR	$8.00	Security	61.0	487.9	0.678	285.4	0.6	284.7	209.4	228.9	1.4	97.4	2.9	2.9
Cadence Design Systems 13	CDNS	NR	$11.62	Engineering	262.8	3,054.0	4.319	2,947.7	4.7	2,943.0	1,537.0	1,505.8	1.9	1,002.0	2.9	2.9
Opnet	OPNT	NR	$9.45	NSM	20.2	190.9	0.080	105.1	NA	105.1	101.3	115.3	1.0	34.8	3.0	3.0
ACI Worldwide 5	ACIW	NR	$17.41	Fin / Legal / Gov't	35.2	612.2	0.488	578.6	1.0	577.6	376.9	401.6	1.5	190.7	3.0	3.0
MSC.Software	MSCS	NR	$12.37	Engineering	44.8	553.6	0.256	412.5	6.9	405.6	250.2	258.1	1.6	125.9	3.3	3.2
Vital Images 8	VTAL	NR	$15.45	Health Care	17.1	263.8	0.344	84.9	5.6	79.3	66.7	69.0	1.3	23.5	3.6	3.4
Mentor Graphics 2	MENT	NR	$11.65	Engineering	90.8	1,057.2	1.586	1,126.5	14.2	1,112.2	864.4	902.3	1.3	324.4	3.5	3.4
American Software	AMSWA	NR	$6.54	Supply Chain	26.4	173.0	0.139	98.1	1.2	96.9	89.9	95.6	1.1	27.8	3.5	3.5
Actuate	ACTU	NR	$4.96	Business Intelligence	67.3	333.7	0.599	260.9	NA	260.9	138.2	137.7	1.9	72.9	3.6	3.6
JDA Software	JDAS	NR	$20.40	Supply Chain	35.1	715.7	0.390	699.9	NA	699.9	376.7	384.5	1.9	179.5	3.9	3.9
Interwoven	IWOV	NR	$13.41	Content Management	46.7	626.5	0.411	453.1	61.9	391.3	234.4	257.1	1.9	99.2	4.6	3.9
Jack Henry & Associates 2,4	JKHY	NR	$23.80	Fin / Legal / Gov't	88.9	2,116.0	0.742	2,159.6	0.0	2,159.6	736.8	791.9	2.9	547.2	3.9	3.9
SupportSoft	SPRT	NR	$3.73	NSM	46.2	172.1	0.201	64.8	NA	64.8	49.0	50.7	1.3	16.2	4.0	4.0
Progress	PRGS	NR	$31.14	App / Infra Dev	44.2	1,375.6	0.274	1,057.8	10.2	1,047.6	499.8	525.0	2.1	258.3	4.1	4.1
Phase Forward 5	PFWD	NR	$17.34	Content Management	43.7	758.4	0.429	559.2	18.0	541.2	142.2	168.3	3.9	129.2	4.3	4.2
Taleo 3	TLEO	NR	$19.79	HR & Workforce Mgmt	28.9	571.9	0.330	480.3	9.6	470.6	136.5	157.6	3.5	111.6	4.3	4.2
PTC 21	PMTC	O	$18.78	Engineering	117.2	2,201.9	1.804	2,107.4	70.9	2,036.5	1,042.3	1,089.9	2.0	481.1	4.4	4.2
Interactive Intelligence 9	ININ	NR	$13.03	Messaging & Comm	19.2	250.4	0.229	200.9	12.5	188.4	115.1	132.3	1.7	43.9	4.6	4.3
Lawson Software	LWSN	NR	$8.72	Application	178.8	1,559.2	2.351	1,421.0	NA	1,421.0	810.1	879.2	1.8	325.6	4.4	4.4
Wind River Systems 3	WIND	NR	$10.82	Operating Systems	87.4	945.7	0.885	701.5	21.2	680.4	328.6	375.4	2.1	155.7	4.5	4.4
Synopsys, Inc 13	SNPS	NR	$26.35	Engineering	145.3	3,827.9	1.274	3,010.4	26.0	2,984.4	1,259.3	1,369.7	2.4	680.4	4.4	4.4
RightNow Technologies 1	RNOW	NR	$14.86	Application	33.5	498.3	0.284	399.4	NA	399.4	119.3	139.8	3.3	90.5	4.4	4.4
Callidus Software 5	CALD	NR	$6.08	HR & Workforce Mgmt	29.8	180.9	0.169	138.7	NA	138.7	104.9	117.6	1.3	30.8	4.5	4.5
Epicor Software	EPIC	NR	$8.58	Application	57.9	496.8	0.754	781.0	19.7	761.2	456.1	536.1	1.7	167.4	4.7	4.5
SPSS	SPSS	NR	$39.37	Business Intelligence	19.2	755.2	0.294	610.6	28.4	582.1	299.1	315.9	2.0	121.5	5.0	4.8
Quest Software	QSFT	NR	$17.01	NSM	106.0	1,803.9	1.020	1,420.4	5.3	1,415.1	654.0	720.3	2.2	294.5	4.8	4.8
CA 1,14	CA	P	$26.54	NSM	537.0	14,252.0	3.251	14,289.0	157.4	14,131.6	4,277.0	4,463.4	3.3	2,902.6	4.9	4.9
MicroStrategy	MSTR	NR	$79.61	Business Intelligence	12.4	985.7	0.300	885.8	46.0	839.8	364.9	362.9	2.4	171.3	5.2	4.9
Jacada	JCDA	NR	$3.71	Integration	20.6	76.3	0.026	42.5	3.2	39.2	13.3	NA	3.2	7.8	5.5	5.0
Compuware	CPWR	NR	$10.19	App / Infra Dev	268.7	2,738.4	4.009	2,452.0	0.9	2,451.1	1,229.6	1,271.8	2.0	476.4	5.1	5.1

Ariba1	ARBA	NR	$14.84	Supply Chain	77.6	1,152.3	1.027	1,057.7	180.4	877.3	308.6	345.8	3.4	160.9	6.6	5.5
Open Text	OTEX	NR	$35.91	Content Management	52.8	1,895.7	0.579	1,988.3	45.6	1,942.8	700.5	739.1	2.8	350.7	5.7	5.5
Tyler	TYL	NR	$13.96	Fin / Legal / Gov't	39.5	551.8	0.256	510.8	0.0	510.8	228.8	259.7	2.2	90.3	5.7	5.7
Deltek	PROJ	NR	$10.04	Application	44.4	445.8	0.133	603.8	NA	603.8	280.4	308.3	2.2	106.3	5.7	5.7
Sybase	SY	NR	$32.02	Integration	90.8	2,906.7	1.365	2,529.1	NA	2,529.1	1,055.6	1,095.8	2.4	432.1	5.9	5.9
TIBCO	TIBX	P	$7.72	Integration	190.1	1,467.3	3.416	1,226.8	NA	1,226.8	598.3	660.6	2.1	206.9	5.9	5.9
Blackboard 5	BBBB	NR	$37.88	Education & Training	30.2	1,145.8	0.381	1,245.4	12.7	1,232.7	252.6	313.9	4.9	194.6	6.4	6.3
Advent Software 1	ADVS	NR	$42.97	Fin / Legal / Gov't	28.1	1,206.6	0.326	1,148.6	NA	1,148.6	228.8	254.3	5.0	178.1	6.4	6.4
The TriZetto Group 5	TZIX	NR	$21.47	Health Care	60.2	1,293.1	0.755	1,461.2	10.7	1,450.5	445.1	497.7	3.3	223.5	6.5	6.5
BMC Software	BMC	U	$40.10	NSM	194.8	7,811.5	2.312	6,336.3	0.0	6,336.3	1,731.6	1,883.9	3.7	967.7	6.5	6.5
S1	SONE	NR	$6.54	Fin / Legal / Gov't	57.1	373.4	0.447	311.9	NA	311.9	212.0	223.9	1.5	46.8	6.7	6.7
Intuit 2	INTU	NR	$28.96	Consumer Software	333.4	9,656.3	3.495	9,461.9	0.0	9,461.9	3,025.5	3,170.3	3.1	1,410.6	6.7	6.7

Source: Bear, Stearns & Co. Inc.; FactSet Research Systems Inc.; SEC filings.

BEAR, STEARNS & CO. INC. 383 MADISON AVENUE NEW YORK, NY 10179 (212) 272-2000 WWW.BEARSTEARNS.COM	3

Exhibit 1 (cont’d). “Adjusted” Maintenance Valuation Matrix for Software Companies, Sorted According to EV/Adjusted Maintenance (LTM)

			Price	Software	Shares	Market	52 Wk.	Ent	NPV of "Organic"	Adjusted Ent	Revenue*		EV/Revenue	Mtn	EV/Mtn	Adj. EV/Mtn
Company	Symbol	Rating	05/30/08	Segment	Outstg	Cap	Avg. Vol.	Value	NOLs	Value	LTM+	2008E	LTM+	LTM+	LTM+	LTM+
Moldflow 10	MFLO	NR	$22.01	Engineering	12.1	265.2	0.109	174.7	0.5	174.2	61.3	NA	2.8	25.4	6.9	6.8
McAfee	MFE	O	$36.25	Security	164.9	5,976.4	1.638	4,682.8	0.0	4,682.8	1,363.0	1,507.8	3.4	660.2	7.1	7.1
Aspen Technology	AZPN.PK	NR	$14.40	Engineering	89.0	1,281.5	NA	1,335.6	44.6	1,291.0	341.7	379.7	3.9	180.8	7.4	7.1
Citrix 18	CTXS	P	$34.23	Integration	190.0	6,503.3	3.442	5,719.5	3.5	5,716.0	1,460.9	1,625.8	3.9	792.4	7.2	7.2
Symantec	SYMC	P	$21.73	Security	856.7	18,617.1	13.761	18,490.2	0.0	18,490.2	5,937.2	6,257.2	3.1	2,518.3	7.3	7.3
Double-Take Software	DBTK	NR	$13.04	Storage	23.1	301.4	0.288	231.6	NA	231.6	87.8	103.0	2.6	31.5	7.3	7.3
Commvault 2	CVLT	NR	$17.51	Storage	45.5	797.5	0.428	705.8	23.3	682.5	198.3	233.8	3.6	89.3	7.9	7.6
Manhattan Associates	MANH	NR	$25.40	Supply Chain	24.9	632.2	0.273	567.8	0.0	567.8	347.5	375.4	1.6	69.2	8.2	8.2
MICROS Systems 4	MCRS	NR	$32.97	Business Intelligence	83.2	2,742.2	0.843	2,298.8	NA	2,298.8	919.2	997.9	2.5	279.1	8.2	8.2
Blackbaud 3	BLKB	NR	$23.66	Fin / Legal / Gov't	44.7	1,056.7	0.349	1,057.0	0.2	1,056.9	271.3	297.5	3.9	127.0	8.3	8.3
Macrovision 2	MVSND	NR	$13.53	Content Management	54.1	731.7	1.085	526.1	NA	526.1	151.3	610.8	3.5	63.1	8.3	8.3
Avid Technology 7	AVID	NR	$21.46	Multimedia	39.4	844.7	0.547	694.3	39.2	655.1	908.9	881.1	0.8	76.3	9.1	8.6
Cerner 3	CERN	P	$45.37	Health Care	83.5	3,789.7	0.743	3,629.4	0.0	3,629.4	1,539.1	1,660.8	2.4	411.7	8.8	8.8
Pegasystems	PEGA	NR	$12.32	Application	37.3	459.7	0.087	298.8	3.5	295.3	172.9	NA	1.7	33.0	9.1	9.0
CheckPoint 16	CHKP	NR	$24.83	Security	219.4	5,447.5	1.770	4,128.8	214.6	3,914.3	758.5	803.0	5.4	419.9	9.8	9.3
Art Technology Group	ARTG	NR	$3.75	App / Infra Dev	128.4	481.6	1.201	434.7	37.5	397.1	144.4	161.8	3.0	42.5	10.2	9.3
Infomatica	INFA	NR	$18.00	Business Intelligence	103.7	1,867.1	1.430	1,571.3	6.9	1,564.5	407.9	458.3	3.9	158.0	9.9	9.9
The Ultimate Software Group 5	ULTI	NR	$37.83	HR & Workforce Mgmt	26.5	1,001.0	0.226	971.8	23.7	948.0	158.4	189.3	6.1	93.2	10.4	10.2
Red Hat 1,3	RHT	NR	$24.36	Operating Systems	220.4	5,367.9	2.326	4,606.0	NA	4,606.0	523.0	630.1	8.8	449.8	10.2	10.2
SAP	SAP	NR	$54.60	Application	1,197.0	65,356.2	2.376	61,407.8	0.0	61,407.8	14,180.8	18,743.5	4.3	5,955.9	10.3	10.3
Concur Technologies 1,3	CNQR	NR	$36.67	Application	47.3	1,736.3	0.640	1,751.1	78.8	1,672.2	172.0	222.2	10.2	160.0	10.9	10.5
Salesforce.com 1,3	CRM	NR	$72.31	Application	124.4	8,996.4	1.836	8,245.7	47.9	8,197.9	833.9	1,074.0	9.9	758.2	10.9	10.8
Oracle	ORCL	O	$22.84	App / Infra Dev	5,235.0	119,567.4	36.528	115,299.4	NA	115,299.4	21,211.0	23,483.8	5.4	9,962.0	11.6	11.6
Guidance Software	GUID	NR	$9.99	Fin / Legal / Gov't	23.1	230.6	0.075	195.0	0.1	194.9	83.0	97.6	2.4	14.6	13.3	13.3
ANSYS 1	ANSS	O	$47.30	Engineering	81.6	3,861.7	0.774	3,708.7	10.2	3,698.5	407.0	459.0	9.1	271.4	13.7	13.6
Autodesk	ADSK	O	$41.16	Engineering	232.6	9,573.8	3.453	8,663.5	127.7	8,535.8	2,262.1	2,481.5	3.8	594.6	14.6	14.4
F5 Networks 10	FFIV	NR	$30.05	Networking	83.8	2,518.3	2.549	2,068.6	3.7	2,064.9	591.4	664.2	3.5	139.6	14.8	14.8
Quality Systems	QSII	NR	$32.93	Health Care	27.7	912.0	0.339	833.6	0.0	833.6	180.4	214.1	4.6	52.7	15.8	15.8
Ansoft 2	ANST	NR	$36.48	Engineering	25.0	913.3	0.286	838.1	0.4	837.7	103.4	111.8	8.1	42.2	19.9	19.9
Falconstor	FALC	NR	$8.94	Storage	51.7	462.1	0.509	405.3	7.0	398.3	82.9	103.1	4.9	19.4	20.9	20.5
Riverbed Technology 2	RVBD	NR	$17.95	Networking	74.0	1,327.6	2.063	1,058.5	10.0	1,048.5	266.6	321.3	4.0	46.7	22.7	22.4
Nuance Communications	NUAN	NR	$19.72	Messaging & Comm	206.3	4,069.2	3.042	4,619.0	NA	4,619.0	734.8	975.3	6.3	137.5	33.6	33.6
ANTs Software	ANTS	NR	$1.10	App / Infra Dev	57.8	63.6	0.032	70.7	8.4	62.2	0.3	NA	NM	0.1	NM	NM
Adobe	ADBE	NR	$44.06	Consumer Software	571.3	25,169.7	7.554	23,697.2	0.0	23,697.2	3,398.9	3,587.9	7.0	NA	NA	NM
Microsoft	MSFT	P	$28.32	Operating Systems	9,428.0	267,001.0	71.337	240,660.0	0.0	240,660.0	57,954.0	63,524.3	4.2	NA	NA	NM
Secure Computing	SCUR	NR	$5.33	Security	67.4	359.3	0.813	377.2	37.5	339.7	244.8	273.6	1.5	NA	NA	NM
Verisign	VRSN	NR	$40.04	Security	210.5	8,427.3	4.436	9,233.5	67.0	9,166.5	1,522.1	946.4	6.1	NA	NA	NM
VMware 20	VMW	O	$68.67	NSM	398.1	27,335.0	3.395	26,479.0	0.0	26,479.0	1,505.3	1,997.1	17.6	374.5	NM	NM

Ratings Key: O=Outperform, P=Peer Perform, U=Underperform, NR=Not Rated.
* Calendarized Revenue and EPS Estimates
+ LTM numbers as of calendar first quarter of 2008, where available
1. Maintenance includes license component
2. Maintenance includes prof. services component
3. Maintenance included in license revenue due to subscription model
4. Includes maintenance on hardware
5. Maintenance includes all recurring revenue
6. Maintenance revenue is taken from backlog revenue
7. Maintenance estimated at 60% of combined services revenue
8. Maintenance estimated at 72% of combined maintenance and services revenue
9. Maintenance estimated at 80% of combined services revenue
10. Maintenance estimated at 85% of combined services revenue
11. Maintenance estimated at 87% of combined services revenue
12. Maintenance includes 50% of license revenue to account for term licenses
13. Maintenance includes 60% of license revenue to account for term licenses
14. Maintenance for CA assumes 75% of subscription revenue is maintenance (25% the equivalent of license revenue)
15. Company is not current in its filings with the SEC. Numbers based on most recent available data.
16. Maintenance includes 100% of software subscriptions and an estimated 90% of support, training, and consulting is renewable support contracts.
17. Recurring revenue estimated at 66% of services line for maintenance contracts and $12M LTM revenue for renewable ssl license revenue
18. Includes 50% of Technical Services & 100% of Online Services
19. Includes 3% of license revenue which represents estimated renewable software subscriptions
20. Maintenance estimated at 75% of the combined service revenue
21. PTC LTM revenue and LTM maintenance revenue numbers are normalized to account for the CoCreate acquisition.
22. Maintenance estimated at 50% of combined services revenue

Source: Bear, Stearns & Co. Inc.; SEC filings; FactSet Research Systems Inc.; Bloomberg.

BEAR, STEARNS & CO. INC. 383 MADISON AVENUE NEW YORK, NY 10179 (212) 272-2000 WWW.BEARSTEARNS.COM	4